Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Record Full-Year Revenue of $55.9 Billion
Generates Net Income of $11.7 Billion, Up 22 Percent Year-over-Year

Reports Record Fourth-Quarter Revenue of $14.7 Billion

News Highlights:

•	Record full-year revenue and fourth-quarter revenue, with both up 6 percent year-over-year

•	Record full-year unit shipments of PCs, servers, tablets, phones and the Internet of Things; and exceeded the tablet goal by shipping 46 million units

•	Completed $4.0 billion share repurchase in the fourth-quarter, $10.8 billion for the full-year

•	Announced increase in cash dividend to 96 cents-per-share on an annual basis

SANTA CLARA, Calif., January 15, 2015 -- Intel Corporation today reported full-year revenue of $55.9 billion, operating income of $15.3 billion, net income of $11.7 billion and EPS of $2.31. The company generated approximately $20.4 billion in cash from operations, paid dividends of $4.4 billion, and used
$10.8 billion to repurchase 332 million shares of stock.

For the fourth-quarter, Intel posted revenue of $14.7 billion, operating income of $4.5 billion, net income of $3.7 billion and EPS of $0.74. The company generated approximately $5.8 billion in cash from operations, paid dividends of $1.1 billion and used $4.0 billion to repurchase 115 million shares of stock.

“The fourth quarter was a strong finish to a record year,” said Intel CEO Brian Krzanich. “We met or exceeded several important goals: reinvigorated the PC business, grew the Data Center business, established a footprint in tablets, and drove growth and innovation in new areas. There is more to do in 2015. We’ll improve our profitability in mobile, and keep Intel focused on the next wave of computing.”

Full-Year 2014 Business Unit Trends

•	PC Client Group revenue of $34.7 billion, up 4 percent from 2013.

•	Data Center Group revenue of $14.4 billion, up 18 percent from 2013.

•	Internet of Things Group revenue of $2.1 billion, up 19 percent from 2013.

•	Mobile and Communications Group revenue of $202 million, down 85 percent from 2013.

•	Software and services operating segments revenue of $2.2 billion, up 1 percent from 2013.

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Q4 Key Business Unit Trends

•	PC Client Group revenue of $8.9 billion, down 3 percent sequentially and up 3 percent year-over-year.

•	Data Center Group revenue of $4.1 billion, up 11 percent sequentially and up 25 percent year-over-year.

•	Internet of Things Group revenue of $591 million, up 12 percent sequentially and up 10 percent year-over-year.

•	Mobile and Communications Group negative revenue of $6 million, consistent with expectations.

•	Software and services operating segments revenue of $557 million, flat sequentially and down 6 percent year-over-year.

Financial Comparison
Annual
	2014	2013	vs. 2013
Revenue	$55.9 billion	$52.7 billion	up 6%
Gross Margin	63.7%	59.8%	up 3.9 points
R&D and MG&A	$19.7 billion	$18.7 billion	up 5%
Operating Income	$15.3 billion	$12.3 billion	up 25%
Tax Rate	25.9%	23.7%	up 2.2 points
Net Income	$11.7 billion	$9.6 billion	up 22%
Earnings Per Share	$2.31	$1.89	up 22%

Financial Comparison
Quarterly Year-Over-Year
	Q4 2014	Q4 2013	vs. Q4 2013
Revenue	$14.7 billion	$13.8 billion	up 6%
Gross Margin	65.4%	62.0%	up 3.4 points
R&D and MG&A	$5.0 billion	$4.8 billion	up 4%
Operating Income	$4.5 billion	$3.5 billion	up 25%
Tax Rate	21.4%	26.1%	down 4.7 points
Net Income	$3.7 billion	$2.6 billion	up 39%
Earnings Per Share	74 cents	51 cents	up 45%

Financial Comparison
Quarterly Sequential
	Q4 2014	Q3 2014	vs. Q3 2014
Revenue	$14.7 billion	$14.6 billion	up 1%
Gross Margin	65.4%	65.0%	up 0.4 point
R&D and MG&A	$5.0 billion	$4.8 billion	up 5%
Operating Income	$4.5 billion	$4.5 billion	down 2%
Tax Rate	21.4%	27.1%	down 5.7 points
Net Income	$3.7 billion	$3.3 billion	up 10%
Earnings Per Share	74 cents	66 cents	up 12%

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Business Outlook
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after January 15.

Full-Year 2015

•	Revenue: growth in the mid-single digit percentage points.

•	Gross margin percentage: 62 percent, plus or minus a couple of percentage points.

•	R&D plus MG&A spending: approximately $20.0 billion, plus or minus $400 million.

•	Amortization of acquisition-related intangibles: approximately $255 million.

•	Depreciation: approximately $8.1 billion, plus or minus $100 million.

•	Tax rate: approximately 27 percent.

•	Full-year capital spending: $10.0 billion, plus or minus $500 million.
Q1 2015

•	Revenue: $13.7 billion, plus or minus $500 million.

•	Gross margin percentage: 60 percent, plus or minus a couple of percentage points.

•	R&D plus MG&A spending: approximately $4.9 billion.

•	Restructuring charges: approximately $40 million.

•	Amortization of acquisition-related intangibles: approximately $65 million.

•	Impact of equity investments and interest and other: approximately zero.

•	Depreciation: approximately $1.8 billion.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business on March 13 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, restructuring charges, and tax rate, will be effective only through the close of business on January 22. Intel’s Quiet Period will start from the close of business on March 13 until publication of the company’s first-quarter earnings release, scheduled for April 14. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

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Risk Factors
The statements in this document that refer to plans and expectations for the first quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should" and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel’s products is highly variable and could differ from expectations due to factors including changes in the business and economic conditions; consumer confidence or income levels; customer acceptance of Intel’s and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel’s gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel’s ability to respond quickly to technological developments and to introduce new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel’s stock repurchase program and dividend program could be affected by changes in Intel’s priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel’s cash flows and changes in tax laws.

•
Intel’s expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, changes in the fair value or impairments of debt and equity investments, interest rates, cash balances and changes in the fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

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•
Intel’s results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel’s results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent reports on Form 10-K and Form 10-Q.

Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be available on the site.

Intel plans to report its earnings for the first quarter of 2015 on April 14. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, Intel CFO and executive vice president, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. As a leader in corporate responsibility and sustainability, Intel also manufactures the world's first commercially available "conflict-free" microprocessors. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com and about Intel's conflict-free efforts at conflictfree.intel.com.

Intel, the Intel logo and Core are trademarks of Intel Corporation in the United States and other countries.
*Other names and brands may be claimed as the property of others.

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INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 27, 2014	Dec 28, 2013	Dec 27, 2014	Dec 28, 2013
NET REVENUE	$14,721	$13,834	$55,870	$52,708
Cost of sales	5,100	5,263	20,261	21,187
GROSS MARGIN	9,621	8,571	35,609	31,521

Research and development	2,990	2,826	11,537	10,611
Marketing, general and administrative	2,049	2,006	8,136	8,088
R&D AND MG&A	5,039	4,832	19,673	18,699
Restructuring and asset impairment charges	57	116	295	240
Amortization of acquisition-related intangibles	72	74	294	291
OPERATING EXPENSES	5,168	5,022	20,262	19,230
OPERATING INCOME	4,453	3,549	15,347	12,291
Gains (losses) on equity investments, net	233	34	411	471
Interest and other, net	(27)	(32)	43	(151)
INCOME BEFORE TAXES	4,659	3,551	15,801	12,611
Provision for taxes	998	926	4,097	2,991
NET INCOME	$3,661	$2,625	$11,704	$9,620

BASIC EARNINGS PER COMMON SHARE OF COMMON STOCK	$0.77	$0.53	$2.39	$1.94
DILUTED EARNINGS PER COMMON SHARE OF COMMON STOCK	$0.74	$0.51	$2.31	$1.89

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,769	4,971	4,901	4,970
DILUTED	4,940	5,103	5,056	5,097

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INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Dec 27, 2014	Sep 27, 2014	Dec 28, 2013
CURRENT ASSETS
Cash and cash equivalents	$2,561	$3,143	$5,674
Short-term investments	2,430	3,451	5,972
Trading assets	9,063	9,000	8,441
Accounts receivable, net	4,427	3,647	3,582
Inventories
Raw materials	462	496	458
Work in process	2,375	2,292	1,998
Finished goods	1,436	1,327	1,716
	4,273	4,115	4,172
Deferred tax assets	1,958	1,674	2,594
Other current assets	3,018	2,479	1,649
TOTAL CURRENT ASSETS	27,730	27,509	32,084

Property, plant and equipment, net	33,238	33,135	31,428
Marketable equity securities	7,097	6,514	6,221
Other long-term investments	2,023	2,153	1,473
Goodwill	10,861	10,556	10,513
Identified intangible assets, net	4,446	4,379	5,150
Other long-term assets	6,561	6,370	5,489
TOTAL ASSETS	$91,956	$90,616	$92,358

CURRENT LIABILITIES
Short-term debt	$1,604	$1,164	$281
Accounts payable	2,748	2,597	2,969
Accrued compensation and benefits	3,475	2,931	3,123
Accrued advertising	1,092	1,100	1,021
Deferred income	2,205	2,189	2,096
Other accrued liabilities	4,895	4,923	4,078
TOTAL CURRENT LIABILITIES	16,019	14,904	13,568

Long-term debt	12,107	12,103	13,165
Long-term deferred tax liabilities	3,775	3,551	4,397
Other long-term liabilities	3,278	3,070	2,972

TEMPORARY EQUITY	912	915	—

Stockholders' equity
Preferred Stock	—	—	—
Common stock and capital in excess of par value	21,781	21,894	21,536
Accumulated other comprehensive income (loss)	666	946	1,243
Retained Earnings	33,418	33,233	35,477
TOTAL STOCKHOLDERS' EQUITY	55,865	56,073	58,256
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$91,956	$90,616	$92,358

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INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q4 2014	Q3 2014	Q4 2013
CASH INVESTMENTS:
Cash and short-term investments	$4,991	$6,594	$11,646
Trading assets	9,063	9,000	8,441
Total cash investments	$14,054	$15,594	$20,087

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$944	$992	$852
Deferred income from software and services group	1,261	1,197	1,244
Total current deferred income	$2,205	$2,189	$2,096

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,889	$1,891	$1,667
Share-based compensation	$281	$281	$263
Amortization of intangibles	$279	$307	$289
Capital spending*	$(2,143)	$(2,445)	$(2,948)
Net cash (used)/received for acquisitions/divestitures	$(741)	$(56)	$(43)
Investments in non-marketable equity instruments	$(47)	$(215)	$(182)
Stock repurchase program	$(4,000)	$(4,166)	$(528)
Proceeds from sales of shares to employees & excess tax benefit	$107	$605	$287
Dividends paid	$(1,069)	$(1,095)	$(1,121)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	4,769	4,880	4,971
Dilutive effect of employee equity incentive plans	81	76	69
Dilutive effect of convertible debt	90	89	63
Weighted average common shares outstanding - diluted	4,940	5,045	5,103

STOCK BUYBACK:
Shares repurchased	115	119	22
Cumulative shares repurchased (in billions)	4.7	4.6	4.4
Remaining dollars authorized for buyback (in billions)	$12.4	$16.4	$3.2

OTHER INFORMATION:
Employees (in thousands)	106.7	105.6	107.6

*135 million of equipment received in 2014 is excluded from capital spending. The majority of this equipment was prepaid in 2010 and 2011, and was reflected as cash from operations in the respective periods in which the cash was paid.

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INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended		Twelve Months Ended
	Dec 27, 2014	Dec 28, 2013	Dec 27, 2014	Dec 28, 2013
Net Revenue
PC Client Group	$8,871	$8,616	$34,669	$33,270
Data Center Group	4,091	3,262	14,387	12,161
Internet of Things Group	591	538	2,142	1,801
Mobile and Communications Group	(6)	326	202	1,375
Software and services operating segments	557	591	2,216	2,190
All other	617	501	2,254	1,911
TOTAL NET REVENUE	$14,721	$13,834	$55,870	$52,708

Operating income (loss)
PC Client Group	$3,979	$3,374	$14,635	$11,751
Data Center Group	2,230	1,603	7,279	5,569
Internet of Things Group	185	208	616	550
Mobile and Communications Group	(1,110)	(874)	(4,206)	(3,148)
Software and services operating segments	25	30	55	24
All other	(856)	(792)	(3,032)	(2,455)
TOTAL OPERATING INCOME	$4,453	$3,549	$15,347	$12,291
In the first three months of 2014, we formed the Internet of Things Group, which includes platforms and software optimized for the Internet of Things market segment. Additionally, we changed our organizational structure to align with our critical objectives, which changed information that our Chief Operating Decision Maker (CODM) reviews for purposes of allocating resources and assessing performance. After the reorganization, we have nine operating segments: PC Client Group, Data Center Group, Internet of Things Group, Mobile and Communication Group, McAfee, Software and Services Group, Non-Volatile Memory Solutions Group, Netbook Group, and New Devices Group. All prior-period amounts have been adjusted retrospectively to reflect these operating segment changes, as well as other minor reorganizations.
Our operating segment results shown above are comprised of the following:

•
PC Client Group: Delivering platforms designed for the notebook (including Ultrabook™ devices and 2 in 1 systems), the desktop (including all-in-ones and high-end enthusiast PCs), and tablets; wireless and wired connectivity products; as well as home gateway and set-top box components.

•	Data Center Group: Delivering platforms designed for the server, workstation, networking and storage computing market segments.

•
Internet of Things Group: Delivering platforms designed for embedded market segments including retail, transportation, industrial, and buildings and home, along with a broad range of other market segments.

•
Mobile and Communications Group: Delivering platforms designed for the tablet and smartphone market segments; and mobile communications components such as baseband processors, radio frequency transceivers, Wi-Fi, Bluetooth*, global navigation satellite systems, and power management chips.

•	Software and services operating segments consists of the following:

◦	McAfee: A wholly owned subsidiary delivering software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.

◦	Software and Services Group: Delivering software products and services that promote Intel architecture as the platform of choice for software development.

•	All other category includes revenue, expenses, and charges such as:

◦	Results of operations from our Non-Volatile Memory Solutions Group, Netbook Group, and New Devices Group;

◦	Amounts included within restructuring and asset impairment charges;

◦	A portion of profit-dependent compensation and other expenses not allocated to the operating segments;

◦	Divested businesses for which discrete operating results are not regularly reviewed by our CODM;

◦	Results of operations of startup businesses that support our initiatives, including our foundry business;

◦	Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

*The Bluetooth® word mark is a registered trademark owned by Bluetooth SIG, Inc. and any use of such marks by Intel Corporation is under license.

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INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q4 2014	Q4 2014	2014
	compared to Q3 2014	compared to Q4 2013	compared to 2013
PC Client Group Platform
Unit Volumes	(5)%	6%	8%
Average Selling Prices	3%	(2)%	(4)%

Data Center Group Platform
Unit Volumes	5%	15%	8%
Average Selling Prices	7%	10%	10%

PC Client Group Notebook and Desktop Platform Key Drivers
- Notebook platform volumes increased 11% from 2013 to 2014
- Notebook platform average selling prices decreased 7% from 2013 to 2014
- Desktop platform volumes increased 3% from 2013 to 2014
- Desktop platform average selling prices increased 2% from 2013 to 2014

- Notebook platform volumes increased 11% from Q4 2013 to Q4 2014
- Notebook platform average selling prices decreased 3% from Q4 2013 to Q4 2014
- Desktop platform volumes decreased 1% from Q4 2013 to Q4 2014
- Desktop platform average selling prices flat from Q4 2013 to Q4 2014

- Notebook platform volumes decreased 6% from Q3 2014 to Q4 2014
- Notebook platform average selling prices increased 5% from Q3 2014 to Q4 2014
- Desktop platform volumes decreased 2% from Q3 2014 to Q4 2014
- Desktop platform average selling prices increased 1% from Q3 2014 to Q4 2014

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INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the accompanying Q4 2014 earnings conference contains references to non-GAAP financial measures of gross cash, net cash and other longer term investments, which are used by management when assessing our sources of liquidity and capital resources. We believe these non-GAAP financial measures are helpful to investors in understanding our capital structure and how we manage our resources. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

	Dec 27, 2014	Sep 27, 2014	Dec 28, 2013	Dec 25, 2010

GAAP CASH AND CASH EQUIVALENTS	$2,561	$3,143	$5,674	$5,498
Short-term investments	2,430	3,451	5,972	11,294
Trading assets	9,063	9,000	8,441	5,093
Total cash investments	$14,054	$15,594	$20,087	$21,885

GAAP OTHER LONG-TERM INVESTMENTS	$2,023	$2,153	$1,473	$3,026
Loans receivable and other	1,285	1,355	1,226	1,016
Reverse repurchase agreements with original maturities greater than approximately three months	450	450	400	—
NON-GAAP OTHER LONGER TERM INVESTMENTS	$3,758	$3,958	$3,099	$4,042
NON-GAAP GROSS CASH	$17,812	$19,552	$23,186	$25,927

	Dec 27, 2014	Sep 27, 2014	Dec 28, 2013	Dec 25, 2010

GAAP CASH AND CASH EQUIVALENTS	$2,561	$3,143	$5,674	$5,498
Short-term investments	2,430	3,451	5,972	11,294
Trading assets	9,063	9,000	8,441	5,093
Total cash investments	$14,054	$15,594	$20,087	$21,885
Short-term debt	(1,604)	(1,164)	(281)	(38)
Long-term debt	(12,107)	(12,103)	(13,165)	(2,077)
NON-GAAP NET CASH (excluding other longer term investments)	$343	$2,327	$6,641	$19,770

GAAP OTHER LONG-TERM INVESTMENTS	$2,023	$2,153	$1,473	$3,026
Loans receivable and other	1,285	1,355	1,226	1,016
Reverse repurchase agreements with original maturities greater than approximately three months	450	450	400	—
NON-GAAP OTHER LONGER TERM INVESTMENTS	$3,758	$3,958	$3,099	$4,042
NON-GAAP NET CASH (including other longer term investments)	$4,101	$6,285	$9,740	$23,812